United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of The
Securities Exchange Act of 1934

GUARDION HEALTH SCIENCES, INC. (Exact name of registrant as specified in its charter)

Delaware	47-4428421
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200, San Diego, California 92128
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: (If applicable): 333-209488

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock par value $0.001
(Title of Class)

EXPLANATORY NOTE

Guardion Health Sciences, Inc. (the “Company”) is filing this Registration Statement on Form 8-A, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), in connection with its registration of shares of its common stock, $.001 par value per share (the “Common Stock”), on the Company’s Form S-1 Registration Statement, which shall be effective upon the later of the filing of this Form 8-A with Securities and Exchange Commission’s (“SEC”) or the effectiveness of the Securities Act Registration Statement relating to the Common Stock of the Company.

Item 1. Description of Registrant's Securities to Be Registered.

The description of the Common Stock of the Company to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus forming part of the Registration Statement on Form S-1, as amended (File No. 333-209488) originally filed with the SEC on February 11, 2016. Any form of prospectus subsequently filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed incorporated herein by reference.

Item 2. Exhibits.

The following exhibits that are required to be filed herewith are incorporated by reference pursuant to Rule 12b-32 of the Exchange Act.

Exhibit No.	Description
3.1	Articles of Organization of P4L Health Sciences, LLC and restatement changing name to Guardion Health Sciences, LLC filed in California*
3.2	Articles of Conversion; Delaware and California*
3.3	Articles of Incorporation in Delaware and amendment thereto*
3.4	Bylaws*

* filed with the Registration Statement on Form S-1 filed with the SEC on February 11, 2016 and incorporated herein by reference

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Guardion Health Sciences, Inc.
Date 12/16/2016	By: /s/ Michael Favish Name: Michael Favish Title: CEO, President, Chairman of the Board (Principal Executive Officer) (Principal Accounting and Financial Officer)